Exhibit 99.1

Dehaier Medical Announces 2011 Fourth Quarter and Year End Financial Results

Company to Conduct Conference Call at 8:30 a.m. of March 20, 2012

BEIJING -- March 19, 2012 -- Dehaier Medical Systems Ltd. (Nasdaq: DHRM) (“Dehaier” or the “Company”), an emerging leader in the development, assembly, marketing and sale of medical devices and homecare medical products, today announced its financial results for the fourth quarter and year ended December 31, 2011.

Mr. Ping Chen, Chief Executive Officer of Dehaier Medical, stated "We were very pleased to report steady growth during 2011 as we continue to slowly transition from traditional domestic distribution of medical devices to diversified sales of homecare medical devices, both domestically and internationally. Within China, our homecare medical products, focused primarily on sleep disorder and respiratory ailments, continued to gain traction among Chinese consumers. We also have worked diligently to secure larger, State-level contracted business, as evidenced by our cooperation with China Developmental Bank for healthcare infrastructure projects in Hunan and Anhui provinces. We also worked to establish the first oxygen filling facility and service center for home oxygen therapy service in Beijing, which represents the initial step of expansion into home oxygen therapy treatment domestically.”

Mr. Chen continued, “We also recently expanded outside of China, and invested time and resources during the second half of 2011 on increasing our geographic footprint. We received CE Mark certification on three of our products, our Medical Air Compressor, Oxygen Concentrator, and Sleep Diagnostic Devices. We enhanced our sales and distribution channels in international markets, most notably signing with three companies to distribute Dehaier’s DHR-5L oxygen concentrators in Romania, which marked Dehaier’s first entry into the European homecare medical product market. Finally, we recently established a wholly-owned subsidiary in Illinois, as part of a long-term goal of establishing sales channels in North America. Because of these strategic growth initiatives, we incurred expenses without corresponding revenue; however, as we enter 2012 we believe that these developments will begin to drive a more diverse and robust revenue stream to the Company.”

Operating Highlights for Fiscal Year 2011

•	March 14, 2011: the Company signed a distribution agreement to become a regional distributor of eVent Medical’s inspiration ventilators in the Chinese market. These ventilators are used for hospitals, and are supplementary to Dehaier’s home use ventilators (including its CPAP and other products), allowing the Company’s ventilator portfolio to address broader market needs.
•	April 21, 2011: the Company signed a three-way strategic cooperation agreement with Taiyo Nippon Sanso Shenwei (Shanghai) Medical Gas Co., Ltd and Beijing Orient Medical Gas Co., Ltd to develop oxygen therapy services for the home use market in Beijing. On July 18, 2011, the first oxygen filling facility and first service center for home oxygen therapy service was opened in Beijing, with Dehaier marketing the oxygen therapy services.
•	May 2, 2011: Supported by China Development Bank, the Company signed a cooperation agreement worth approximately $2.1 million with Beijing Kanglian Medicines Co, Ltd (“Beijing Kanglian”), to develop, operate and implement a new rural healthcare infrastructure project in Hunan and Anhui provinces.
•	June 1, 2011: the Company won a $1.3 million procurement contract to supply medical equipment to a large state-owned hospital in Beijing. The Company cooperated with German-based Leica Microsystems (“Leica”) and U.S.-based ABI Medical (“ABI”) on the contracted project.

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March 19, 2012

•	June 2011: the Company’s international department authorized distributors in Taiwan for its CPAP devices, which marks the first distribution authorization outside of China.
•	August 2011: the Company obtained export certificates for homecare medical products from the State Food and Drug Administration (“SFDA”) of the PRC, allowing five of Dehaier’s sleep diagnostics products to be exported without restriction.
•	November 2011: the Company established a wholly-owned subsidiary in the state of Illinois, USA. This is a long-term strategic action aimed at penetrating North American markets.
•	December 2011: the Company signed with three Romanian companies to distribute Dehaier’s DHR-5L oxygen concentrators in Romania. This marks Dehaier’s first entry into the European homecare medical product market.
•	In fiscal 2011, the Company received multiple intellectual property protections, including three design patents for products of sleep diagnostic device DHR998, CPAP DHR-C5, and air compressor DHR280, and two software copyrights for CPAP devices.

Financial Review

Ms. Aileen Qi, Chief Financial Officer of Dehaier, commented, “We were pleased with our financial performance during the year, as we continued to gain traction with direct sales of our respiratory and oxygen homecare products and participated in frequent bids for government centralized procurement projects. Our 2011 fourth quarter and year end results were affected by Dehaier reporting a non-cash provision for doubtful accounts of approximately $0.86 million. During 2011, we experienced delays in payments from certain distributors, largely due to difficult market conditions that affected these distributors’ businesses. After a thorough review, we changed the accounting estimate on the allowance for doubtful accounts. We are also continuing to work with our distributors to collect receivables efficiently and believe that we will be able to collect on these receivables in the coming quarters. We continue to expand our accounts collection department to seek prompt payment from customers and increase the likelihood that these internal payment periods are met and continue to focus on shortening our days-sales-outstanding every quarter. Despite this provision, we reported a year of strong profitability, and would have reported a profit in the fourth quarter prior to this accounting correction. We continue to focus on cost-effective expansion, and expect to see long-term benefits from the gradual shift to selling of our own proprietary product line.”

Fourth Quarter 2011 Financial Highlights

•	For its fourth quarter ended December 31, 2011, the Company reported revenue of $5.4 million, compared to $6.7 million in the prior year period. The decrease was largely due to the adjustment of business strategies that company made in the fourth quarter and second half of 2011 (referenced above), which focused on expanding market penetration of its home oxygen therapy service and international expansion. The Company is spending significant resources on upgrading products and accumulating market insight for these initiatives and expects corresponding revenues from these business areas in the near future.
•	The Company’s gross profit for the quarter ended December 31, 2011 was $1.8 million, or 33.6% of revenue, compared to $2.5 million, or 37% of revenue in the prior year period. The decrease in gross margin was largely due to increased expenses related to marketing and pursuing our new business initiatives.
•	As discussed above, the Company incurred a non-cash charge due to an increase in provision for doubtful accounts of approximately $0.86 million for the year ended December 31, 2011. As a result, the Company reported an operating loss of $46,139 for the period, compared to operating income of $1.5 million in the prior year. The Company also reported a net loss attributable to the Company of $36,104, or negative $0.01 per diluted share, compared to net income of $1.5 million, or $0.32 per diluted share, in the fourth quarter of 2010.

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2011 Financial Review

•	For the year ended December 31, 2011, Dehaier reported revenue of $21.6 million, an increase of 10.4% compared to $19.6 million in 2010. In 2011, the Company expanding its business model from a traditional medical device distributor, to direct sales to the growing respiratory and oxygen homecare product market in China. The Company also began to bid on larger government procurement projects. In 2011, revenues from traditional medical devices, including government procurement projects, was 89.5% of the annual revenues, while respiratory and oxygen homecare was 10.5% of revenues. In 2010, revenues from traditional medical devices was 97.8%, and respiratory and oxygen homecare revenues comprised 2.25% of total revenues. This shift in revenue mix reflects management’s efforts to drive growth in homecare medical device sales.
•	Gross profit was $7.9 million, or 36.7% of revenue, compared to $7.6 million, or 38.9% of revenue, in the prior year. The Company’s gross margin decreased because of a market-wide increase the pricing of products and assembly parts, in addition to higher labor costs. However, this was offset by increasing sales of the Company’s higher margin proprietary homecare products.
•	As a result of increased operating expenses associated with developing the Company’s new business initiatives, Dehaier generated operating income of approximately $3.6 million in 2011, compared to approximately $5.1 million in 2010.
•	Net income attributable to the Company was $3.1 million, or $0.69 per diluted share, based on weighted average shares outstanding of 4.56 million, compared with $4.5 million, or $1.09 per diluted share, based on weighted average shares outstanding of 4.5 million for the full year of 2010.

Balance Sheet Highlights

(in millions except for percentages)	12/31/2011	12/31/2010	% Change
Cash and Cash Equivalents	$3.7	$5.9	-37.6%
Working Capital	27.0	22.6	19.5%
Total Long-term Debt	0	0	N/A
Stockholders’ Equity	30.2	25.8	17.0%

The Company believes that its currently available working capital of $27.0 million, including cash of $3.7 million, should be adequate to meet its anticipated cash needs and sustain its current operations for at least 12 months.

Outlook for 2012

Mr. Chen concluded, “We continue to see strong market trends on the consumer level in the homecare medical device sector in China and expect government expansion and vigorous promotion of healthcare projects by the newly-released state policies over the next five years. We remain confident about the long-term growth prospects for the healthcare sector in China and look forward to continuing to expand our unique product lines and distribution abilities throughout the country. We are also supported by a moderate balance sheet, with $27.0 million in working capital and no long-term debt. As a result, we feel that the Company is in an excellent position to expand into new markets.”

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Conference Call and Webcast

Dehaier’s management team will host a conference call for investors tomorrow morning on Tuesday, March 20, 2012 at 8:30 a.m. EST.

Interested parties may access the call by dialing:

Live Participant Dial In (Toll Free):   877-407-8033
Live Participant Dial In (International): 001-201-689-8033

For those unable to participate, the call will be available as a live, listen-only webcast on the Company's website at http://www.dehaier.com.cn/IR/index.html or by clicking the following link:

http://www.investorcalendar.com/IC/CEPage.asp?ID=167810.

About Dehaier Medical Systems Ltd.

Dehaier is an emerging leader in the development, assembly, marketing and sale of medical products, including respiratory and oxygen homecare medical products. The company develops and assembles its own branded medical devices and homecare medical products from third-party components. The company also distributes products designed and manufactured by other companies, including medical devices from IMD (Italy), HEYER (Germany), Timesco (UK) and eVent Medical (US). Dehaier's technology is based on six patents and five software copyrights; additionally Dehaier has two pending software copyrights and proprietary technology. More information may be found at http://www.dehaier.com.cn.

Forward-looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, government approvals or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, future developments in payment for and demand for medical equipment and services, implementation of and performance under the joint venture agreement by all parties, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

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Contact Us

Dehaier Medical Systems Limited Surie Liu +86 10-5166-0080 lius@dehaier.com.cn	The Equity Group Inc. Katherine Yao +86 10-6587-6435 kyao@equityny.com

Dehaier Medical Systems Limited Tina He +86 10-5166-0080 hexw@dehaier.com.cn	In America The Equity Group Inc. Adam Prior (212) 836-9606 aprior@equityny.com

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March 19, 2012

 DEHAIER MEDICAL SYSTEMS LIMITED AND AFFILIATE

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the quarter ended		For the years ended
	2011	2010	2011	2010
	US$	US$	US$	US$
Revenue	5,415,064	6,667,691	21,639,283	19,598,460
Costs of revenue	(3,594,955)	(4,204,953)	(13,696,743)	(11,981,820)

Gross profit	1,820,109	2,462,737	7,942,540	7,616,640

Service income	66,587	65,225	281,656	339,379
Service expenses	(30,506)	(39,191)	(113,861)	(148,016)
General and administrative expense	(1,206,793)	(381,681)	(2,620,845)	(1,257,520)
Selling expense	(695,536)	(587,136)	(1,877,303)	(1,421,415)

Operating Income (loss)	(46,139)	1,519,955	3,612,187	5,129,068

Financial expenses ( including interest expense)	(29,023)	(27,353)	(86,712)	(125,764)
Other income	34,965	455,950	34,965	455,950
Other expense	(232)	-	(232)	-
Change in fair value of warrants liability	44,282	(162,915)	221,640	(48,109)

Income before provision for income tax and non-controlling interest	2,660	1,785,638	3,781,848	5,411,145

Provision for income tax	(27,724)	(306,285)	(656,297)	(850,034)

Net income (loss)	(25,064)	1,479,353	3,125,551	4,561,111

Non-Controlling interest in income	(11,040)	(6,841)	(22,431)	(21,401)

Net income (loss) attributable to Dehaier Medical Systems Limited	(36,104)	1,472,512	3,103,120	4,539,710

Net income (loss)	(25,064)	1,479,353	3,125,551	4,561,111

Other comprehensive income
Foreign currency translation adjustments	335,975	332,779	1,174,044	744,829

Comprehensive Income	127,388	1,812,132	4,299,595	5,305,940
Comprehensive income attributable to the non-controlling interest	(28,515)	(24,031)	(85,442)	(64,902)

Comprehensive income attributable to Dehaier Medical Systems Limited	98,873	1,788,101	4,214,153	5,241,038

Earnings per share
-Basic	(0.01)	0.33	0.69	1.12
-Diluted	(0.01)	0.32	0.69	1.09
Weighted average number of common shares used in computation
-Basic	4,516,164	4,500,000	4,514,329	4,043,836
-Diluted	4,516,164	4,657,500	4,514,329	4,153,438

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DEHAIER MEDICAL SYSTEMS LIMITED AND AFFILIATE

CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
	US$	US$

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	3,694,486	5,923,386
Accounts receivable	12,159,842	9,112,077
Other receivables	2,522,136	3,164,423
Prepayment and other current assets	6,714,001	5,300,825
Inventories, net	5,532,311	6,374,363
Tax receivable	888,452	3,518,919
Deferred tax asset	118,030	-
Total Current Assets	31,629,258	33,393,993

Property and equipment, net	3,348,533	3,488,947
Total Assets	34,977,791	36,882,940

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term borrowings	1,585,890	1,514,620
Accounts payable	32,925	29,318
Advances from customers	303,000	269,189
Accrued expenses and other current liabilities	349,158	330,601
Taxes payable	2,042,048	8,327,708
Warranty obligation	334,680	301,464
Due to officer	-	2,358
Total Current Liabilities	4,647,701	10,775,258

OTHER LIABILITIES
Warrants liability	96,469	318,109
Total Liabilities	4,744,170	11,093,367

Commitments and Contingency Equity
Common shares, $0.002731 par value, 18,307,038 shares authorized, 4,560,000 and 4,500,000 shares issued and outstanding at December 31, 2011 and 2010, respectively	12,454	12,290
Additional paid in capital	13,281,374	13,137,085
Retained earnings	12,941,572	9,838,452
Accumulated other comprehensive income	2,585,488	1,474,455
Total Dehaier Medical Systems Limited shareholders' equity	28,820,888	24,462,282
Non-controlling interest	1,412,733	1,327,291
Total equity	30,233,621	25,789,573
Total liabilities and equity	34,977,791	36,882,940

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DEHAIER MEDICAL SYSTEMS LIMITED AND AFFILIATE

 CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2011	2010
	US$	US$
Cash flows from operating activities

Net income	3,125,551	4,561,111
Adjustments to reconcile net income to net cash used in operating activities
Stock-based compensation expense	144,453	-
Depreciation and amortization	450,518	365,336
Change in fair value of warrants liability	(221,640)	318,109
(Recovery of) Provision for doubtful accounts	749,280	(18,311)
(Recovery of) Provision for inventory obsolescence	-	(5,756)
Gain on sale of equipment	-	(3,894)
Provision for warranty reserve	37,303	122,709
Deferred tax benefit	(118,030)	-
Changes in assets and liabilities:
Increase in accounts receivable	(3,797,045)	(2,202,475)
Increase in prepayments and other current assets	(1,413,176)	(3,609,438)
Decrease (Increase) in other receivables	642,287	(1,665,312)
Decrease (Increase) in inventories	842,052	(4,042,481)
Decrease (Increase) in tax receivable	2,630,467	(2,156,547)
Increase (Decrease) Increase in accounts payable	3,607	(64,452)
Increase in advances from customers	33,811	94,936
(Decrease) Increase in accrued expenses and other current liabilities	14,470	(5,811)
(Decrease) Increase in tax payable	(6,285,660)	3,334,321
Net cash used in operating activities	(3,161,752)	(4,977,955)

Cash flows from investing activities
Proceeds from sale of equipment	-	10,342
Capital expenditures and other additions	(153,061)	(887,541)
Advances to related parties	(2,358)	(1,503)
Net cash used in investing activities	(155,419)	(878,702)

Cash flows from financing activities
Proceeds from bank loan	1,542,680	-
Repayment of bank loan	(1,533,604)	-
Net proceeds from issuance of common stock	-	9,944,207
Net cash provided by financing activities	9,076	9,944,207

Effect of exchange rate fluctuations on cash and cash equivalents	1,079,195	684,115

Net increase (decrease) in cash and cash equivalents	(2,228,900)	4,771,665

Cash and cash equivalents at beginning of year	5,923,386	1,151,721

Cash and cash equivalents at end of year	3,694,486	5,923,386

Supplemental cash flow information
Income tax paid	1,906,763	24,813
Interest paid	82,136	70,343